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                                                                   EXHIBIT 10.13


                        TERMINATION AGREEMENT AND RELEASE

         THIS TERMINATION AGREEMENT AND RELEASE is entered into by and between RENEE J. SILVER ("SILVER") who resides at 11 Pine Drive, Port Washington, NY 11050 and STAFF BUILDERS, INC., a Delaware corporation, with its principal place of business at 1983 Marcus Avenue New York, 11042 ("STAFF BUILDERS") (collectively the "Parties") on the date set forth below.

         WHEREAS the Parties have entered into an Employment Agreement ("Employment Agreement") executed as of January 7, 1999, and

         WHEREAS SILVER is entering into a new employment agreement with Tender Loving Care Health Care Services, Inc. of even date herewith; and

         WHEREAS the Parties now desire to terminate the Employment Agreement.

         NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. The Parties agree that effective at the close of business October 20, 1999, SILVER'S employment with STAFF BUILDERS shall cease and the Employment Agreement shall be terminated. As of October 21, 1999, SILVER shall have no duties, responsibilities or authority on behalf of STAFF BUILDERS, nor shall she otherwise act as an employee of STAFF BUILDERS. SILVER shall provide STAFF BUILDERS with a letter of resignation dated October 20, 1999, attached hereto as Exhibit A.


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         2. In consideration for her compliance with all of the provisions of this Termination Agreement And Release, Staff Builders will use its best efforts to have SILVER'S name removed from all company forms and documents.

         3. SILVER understands that there are various state and federal laws that prohibit employment discrimination on the basis of age, race, sex, religion, national origin, martial status and disability and that these laws are enforced by the courts and various government agencies. By signing this Termination Agreement And Release, SILVER intends to give up any rights she may have under these laws or any other laws with respect to her employment or the termination of her employment with or by STAFF BUILDERS and acknowledges that STAFF BUILDERS has not (a) discriminated against her; (b) breached any express or implied contract with her; or (c) otherwise acted unlawfully towards her.

         4. As a material inducement to the Parties to enter into this Termination Agreement And Release, SILVER covenants not to sue and hereby irrevocably and unconditionally releases, acquits and forever discharges STAFF BUILDERS, and all other affiliated, subsidiary or related organizations, parents, companies or divisions, and their respective present, former or future officers, directors, shareholders, agents, employees, representatives, consultants, attorneys, successors, and assigns, and all STAFF BUILDERS' employee benefit plans and the current and former Trustees of all of them (collectively the "Releasees"), of and from any claim, right, demand, charge, complaint, action, cause of action, obligation, or liability of any and every kind based on any federal, state, or local law, statute or regulation, whether known or unknown, suspected or unsuspected, fixed or contingent, whether in tort or in contract or by statute, which arises or results from any event, action or inaction occurring prior to the execution of this Termination Agreement And Release, as well as any and all claims arising out of or relating to any alleged tortious, wrongful, discriminatory, defamatory, improper or unlawful act or omission of STAFF BUILDERS, including without limitation, claims alleging a violation of the Age Discrimination In Employment Action of 1967, as amended 29 U.S.C. ss. 621 et seq. The Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., which arose prior to the


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execution of this Termination Agreement And Release, or which might exist under the qui tam provisions of the False Claims Act, 31 U.S.C. ss. 3730. SILVER represents that she has received complete satisfaction of any and all claims, whether known, suspected or unknown, that she may have or have had against any of the Releasees as of the date of this Termination Agreement And Release, and she hereby waives any and all relief for such claims not explicitly provided for herein.

         5. SILVER affirms that she is not aware of any outstanding administrative or judicial claims, charges, lawsuits or proceedings of any kind against any of the Releasees to which she is a party or which were filed on her behalf, and promises not to commence any proceeding or action against STAFF BUILDERS except to enforce this Termination Agreement And Release. SILVER further agrees not only to release and discharge the Releasees of and from any and all claims which she could make on her own behalf, but also those which may have been or may be made by any other person or organization on her behalf as of the date of this Termination Agreement And Release.

         6. SILVER acknowledges that as a result of her employment by STAFF BUILDERS, she has had access to confidential, proprietary business information belonging to STAFF BUILDERS, as those terms are defined in the Employment Agreement, and hereby agrees not to use or disclose any such information personally or for the benefit of others. SILVER also agrees (1) not to disclose to anyone any such confidential and proprietary information; and (2) to comply with any and all provisions of her Employment Agreement that, by their terms, survive the termination of her employment. On the date she signs this Termination Agreement And Release, SILVER further promises and agrees to return to STAFF BUILDERS any and all documents or diskettes now in her possession which she received, sent, generated or had access to in the course of her employment by STAFF BUILDERS, together with any and all property of STAFF BUILDERS she has in her possession.


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         7. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any Party.

         8. This Termination Agreement And Release and the exhibits attached hereto contain the full agreement between SILVER and STAFF BUILDERS, and may not be modified, altered or changed except upon the express prior written consent of both SILVER and STAFF BUILDERS.

         9. SILVER affirms that she has been given at least 21 days to consider this Termination Agreement And Release and that she has voluntarily chosen not to wait 21 days to execute this Termination Agreement And Release. Her choice to execute this Termination Agreement And Release was knowing and voluntary and made after consultation with her counsel. SILVER understands that she may revoke her agreement hereto by so notifying STAFF BUILDERS in writing within seven (7) days after she signs this Termination Agreement And Release.

         10. SILVER acknowledges and agrees that: (a) no promise or inducement for this Termination Agreement And Release has been made by STAFF BUILDERS, except as set forth in this Termination Agreement And Release; (b) this Termination Agreement And Release is executed by her without reliance upon any statement or representation by STAFF BUILDERS other than as set forth herein;
(c) she fully understands this Termination Agreement And Release and the meaning of its provisions; (d) she fully understands that she is giving up important rights set forth herein; (e) she is legally competent to enter into this Termination Agreement And Release and to accept full responsibility therefor;
(f) she consulted with her counsel before entering into this Termination Agreement And Release; and (g) she voluntarily enters into this Termination Agreement And Release.

         11. This Termination Agreement And Release may be executed in counterparts, and, when each party has signed and delivered at lease one such counterpart, each counterpart shall be


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deemed an original and taken together, shall constitute one and the same agreement, which shall be binding and effective to all parties.

         12. This Termination Agreement And Release shall be construed in accordance with the laws of the State of New York. Any action or proceeding relating to or arising from this Termination Agreement And Release or any other dispute between the parties hereto shall be brought solely in the Supreme Court of the State of New York, Nassau County. SILVER hereby consents to personal jurisdiction and venue in New York State Supreme Court, County of Nassau for any such action or proceeding. The parties expressly waive their right to trial by jury in any action or proceeding against the other and consent to trial before a judge.

         13. This Termination Agreement And Release is the product of negotiation and mutual discussion. The rule of construction that an agreement may be construed against its drafter shall not apply in any action or proceeding arising from or based, in whole or in part, on this Termination Agreement And Release.

         14. SILVER ACKNOWLEDGES AND AGREES THAT SHE HAS READ AND FULLY UNDERSTANDS THE MEANING OF EACH PROVISION OF THIS TERMINATION AGREEMENT AND RELEASE, THAT SHE HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING IT, AND THAT SHE FREELY AND VOLUNTARILY ENTERS INTO IT.

         IN WITNESS WHEREOF, the Parties have hereunto set their hand on the dates indicated below.

                                      STAFF BUILDERS, INC.

                                      By: /s/ Stephen Savitsky
                                         ------------------------------

                                      Date: October 20, 1999
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                                      /s/ Renee J. Silver
                                      ---------------------------------
                                      RENEE J. SILVER

                                      Date: October 20, 1999
                                           ----------------------------

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STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NASSAU           )


         I, _____________________________ do hereby certify that RENEE J.
SILVER, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered the said instrument as her free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and official seal this __ day of October, 1999.



                                               ----------------------------
                                               Notary Public

My Commission Expires:

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